
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>
<CIK> 0001011693
<NAME> HARBORSIDE HEALTHCARE CORP.

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          20,736
<SECURITIES>                                         0
<RECEIVABLES>                                   13,609
<ALLOWANCES>                                         0
<INVENTORY>                                      9,567<F1>
<CURRENT-ASSETS>                                40,378
<PP&E>                                          30,696
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                  78,486
<CURRENT-LIABILITIES>                           15,386
<BONDS>                                         21,293<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            80
<OTHER-SE>                                      41,727<F3>
<TOTAL-LIABILITY-AND-EQUITY>                    78,486
<SALES>                                              0
<TOTAL-REVENUES>                                71,803
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                69,650
<LOSS-PROVISION>                                   367<F4>
<INTEREST-EXPENSE>                               1,810
<INCOME-PRETAX>                                   (24)
<INCOME-TAX>                                     (400)
<INCOME-CONTINUING>                                376
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (1,318)
<CHANGES>                                            0
<NET-INCOME>                                     (942)
<EPS-PRIMARY>                                   (0.20)
<EPS-DILUTED>                                   (0.20)

<F1>Includes the following assets: demand note of $1,312, deferred income taxes--current of $843, deferred income taxes--long-term of $400, restricted cash of $3,597, investment in limited partnership of $152, and intangible assets, net of $3,263.
<F2>Includes the following long-term liabilities: deferred income of $3,144, and long-term debt of $18,149.
<F3>Includes the following equity accounts: additional paid-in capital of $48,911, and accumulated deficit of $(7,184).
<F4>Includes loss on investment in limited partnership of $367.

